Exhibit 4(b)(20)


UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



REGISTERED                                               [         ]

No. FL-01                                                CUSIP# [        ]

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTE, SERIES B

                     PRINCIPAL PROTECTED 2.00% COUPON NOTES
                         LINKED TO THE S&P 500(R) INDEX
                             DUE SEPTEMBER 30, 2010


Interest Rate: 2.00%*

Interest Payment Date(s): **

Original Issue Date: March 31, 2005              Redeemable On and After: N/A

Maturity Date:       September 30, 2010          Optional Repayment Date(s): N/A

Minimum
Denominations:       $1,000, increased in multiples of $1,000

* At Maturity, the Company will pay the Cash Settlement Value (as defined below).

** Commencing September 30, 2005 and on each March 31st and September 30th, thereafter until Maturity.

            THE BEAR STEARNS COMPANIES INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal amount stated above and the Supplemental Return (as defined below) on the Maturity Date shown above (the "Maturity Date") and to pay interest on such principal amount at the rate per annum equal to the Interest Rate shown above until September 28, 2010. The principal hereof, the final payment of interest thereon and the Supplemental Return constitute the Cash Settlement Value to be paid on the Maturity Date. The Company will pay interest (computed on the basis of a 360-day year of twelve 30-day months) semi-annually in arrears on each March 31st and September 30th (each an "Interest Payment Date") commencing with the Interest Payment Date next following the Original Issue Date specified above (the "Original Issue Date") provided that, if the Original Issue Date is later than the Regular Record Date (as defined below) and prior to the next succeeding Interest Payment Date, interest shall be so payable commencing with the second Interest Payment Date following the Original Issue Date, and on the Maturity Date, the Redemption Date, if any, or the Optional Repayment Date, if any, on said principal amount at the Interest Rate per annum specified above. Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date shown above until September 28, 2010.

            The interest so payable, and punctually paid or duly provided for, on the Interest Payment Date referred to above, will, as provided in the Indenture referred to below, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the date, whether or not a Business Day (as defined below), 15 calendar days immediately preceding such Interest Payment Date, unless otherwise specified on the face hereof; provided, however, that interest payable on the Maturity Date, Redemption Date or Optional Repayment Date will be payable to the Person to whom the principal hereof and Supplemental Return shall be payable; and provided, further, however, that if an Interest Payment Date, Maturity Date, Redemption Date or Optional Repayment Date would fall on a day that is not a Business Day, the related payment of principal, Supplemental Return, premium, if any, or interest shall be made on the following day that is a Business Day and, unless otherwise specified on the face hereof, no interest shall accrue for the period from and after that Interest Payment Date, Maturity Date, Redemption Date or Optional Repayment Date, as the case may be, to the next Business Day. "Business Day" means any day that is not a Saturday or Sunday, and that is not a day on which banking institutions in New York City generally are authorized or required by law or executive order to close. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

            Payment of the principal of, Supplemental Return and interest on this Note shall be made at the office or agency of the Trustee (as defined below) maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt; provided, however, that payment of interest on any Interest Payment Date (other than the Maturity Date or Redemption Date or Optional Repayment Date, if any) may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or by wire transfer of immediately available funds, if the registered holder of at least $10,000,000 in principal amount (or such other principal amount specified on the face hereof) of Notes entitled to such interest has so requested by a notice in writing delivered to the Trustee not less than 16 days prior to the Interest Payment Date on which such payment is due, which notice shall provide appropriate instructions for such transfer

            The Cash Settlement Value due at Maturity will be paid upon Maturity in immediately available funds against presentation of this Note at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York.

            REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH ON THE FACE HEREOF.

            This Note shall be governed by and construed in accordance with the laws of the State of New York.

            This Note is one of the series of Medium-Term Notes, Series B, of the Company.

            Unless the certificate of authentication hereon has been executed by JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), the Trustee under the Indenture, or its successor thereunder by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                                [Reverse of Note]

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTE, SERIES B

                     PRINCIPAL PROTECTED 2.00% COUPON NOTES
                         LINKED TO THE S&P 500(R) INDEX
                             DUE SEPTEMBER 30, 2010


            This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, all such Securities issued and to be issued under the Indenture dated as of May 31, 1991, as amended (herein called the "Indenture") between the Company and JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and limitations of rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different repayment provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This
Note is one of the series of the Securities designated as Medium-Term Notes, Series B (the "Notes"). The Notes of this series may be issued at various times with different maturity dates, redemption dates and different principal repayment provisions, may bear interest at different rates and may otherwise vary, all as provided in the Indenture.

Certain Definitions

Index: ...................... means the Standard & Poor's 500 Index(R) (ticker
                              "SPX"), as published by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P").

Calculation Agent:........... means Bear, Stearns & Co. Inc. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on the Company and Holders of the Notes.

Cash Settlement Value........ equals the sum of (i) the principal amount hereof,
                              (ii) the final payment of interest, and (iii) the Supplemental Return.

Supplemental Return.......... equals the greater of (i) zero, and (ii) the product of the principal amount hereof and the Index Percentage Change minus the Interest Received Percentage.

Index Average................ shall be determined by the Calculation Agent and equals the arithmetic average of the Index Closing Level on each Observation Date.

Index Percentage Change...... equals the percentage change between 1,174.28, the
                              Initial Index Level, and the Index Average.

Observation Dates............ shall be the 28th day of each March, June,
                              September and December during the term hereof, unless such a day is not an Index Business Day, in which case the closing level of the Index will be taken on the next Index Business Day, subject to postponement because of a Market Disruption Event (as defined below). The initial and final Observation Dates are June 28, 2005 and September 28, 2010, respectively.

Index Closing Level.......... shall be the closing value of the Index on each
                              Index Business Day.

Initial Index Level.......... equals 1,174.28.

Interest Received Percentage. equals 11.00%.

Final Index Level:........... shall be determined by the Calculation Agent and will equal the closing value of the Index on September 28, 2010, the "Calculation Date," or, if that day is not an Index Business Day, on the next Index Business Day.

Index Business Day:.......... means a day, as determined by the Calculation
                              Agent, on which the New York Stock Exchange
                              ("NYSE"), the American Stock Exchange ("AMEX"), The NASDAQ Stock Market, Inc. ("Nasdaq"), the Chicago Mercantile Exchange and the Chicago Board Options Exchange are open for trading (or would have been open for trading, but for the occurrence of a Market Disruption Event) and the Index or any successor index is calculated and published. The Calculation Agent may, in its sole discretion, add to or delete from the definition of "Index Business Day" any major US exchange or market which commences or ceases to serve as a primary exchange or market upon which a stock underlying the Index trades, or as an exchange upon which a futures contract, an option contract, or an option on a futures contract relating to the Index trades.

Discontinuance of the Index

            If S&P discontinues publication of the Index and S&P or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Index (the new index being referred to as a "successor index"), then the Index Closing Levels will be determined by reference to the successor index at the close of trading on the NYSE, the AMEX, the Nasdaq or the relevant exchange or market for the successor index on the date that the Index Closing Level is to be determined.

            If S&P discontinues publication of the Index prior to, and such discontinuance is continuing on, the date that the Index Closing Level is to be determined and the Calculation Agent determines that no successor index is available at such time, then, on such date, the Calculation Agent will notify the Company and the Trustee, and will calculate the appropriate closing levels. The Index Closing Level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the Index last in effect prior to such discontinuance, using the closing level (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing level that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the Index on the primary organized US exchange or trading system on which such securities trade. "Closing level" means, with respect to any security on any date, the last reported sales price regular way on such date or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked price regular way on such date, in either case on the primary organized US exchange or trading system on which such security is then listed or admitted to trading.

            If a successor index is selected, or the Calculation Agent calculates a value as a substitute for the Index as described above, that successor index or its closing level will be used as a substitute for the Index for all purposes, including for purposes of determining whether an Index Business Day or Market Disruption Event has occurred or exists.

Adjustments to the Index

            If at any time the method of calculating the Index or a successor index, or the Index Closing Level thereof, is changed in a material respect, or if the Index or a successor index is in any other way modified so that such index does not, in the opinion of the Calculation Agent, fairly represent the level of the Index or such successor index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on the date that the Index Closing Level is to be determined, make such calculations and adjustments as, in its good faith judgment, may be necessary in order to arrive at a level of a stock index comparable to the Index or such successor index, as the case may be, as if such changes or modifications had not been made. The Calculation Agent will calculate the Index Closing Level with reference to the Index or such successor index, as adjusted. If the method of calculating the Index or a successor index is modified so that the level of such index is a fraction of what it would have been if it had not been modified (for example, due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a level of the Index or such successor index as if it had not been modified (for example, as if such split had not occurred). Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will notify the Company and the Trustee, who will provide notice of the selection of the successor index to the registered holders of the Notes.

Market Disruption Events

            If there is a Market Disruption Event (a "Market Disruption Event") on an Observation Date, the Observation Date will be the first succeeding Index Business Day on which there is no Market Disruption Event. In no event, however, will the final Observation Date be postponed by more than one Index Business Day following the original date that, but for the Market Disruption Event, would have been the final Observation Date. In that case, the first Index Business Day will be deemed to be the final Observation Date, notwithstanding the Market Disruption Event and the Calculation Agent will determine the level of the Index on that first Index Business Day in accordance with the formula for and method of calculating the Index in effect prior to the Market Disruption Event using the exchange traded price of each security in the Index (or, if trading in any such security has been materially suspended or materially limited, the Calculation Agent's good faith estimate of the exchange traded price that would have prevailed but for such suspension or limitation) as of that first Index Business Day.

            A Market Disruption Event means either of the following events, as determined by the Calculation Agent, in its sole discretion:

      o the suspension of or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading on the applicable exchange in 20% or more of the stocks which then comprise the Index, or any successor index (without taking into account any extended or after-hours trading session); or

      o the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the applicable exchange, whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in option contracts or futures contracts related to the Index, or any successor index, which are traded on any major US exchange.

For the purpose of the above definition:

      a) a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, and

      b) for the purpose of clause (a) above, any limitations on trading during significant market fluctuations under NYSE Rule 80A, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent, will be considered "material."

Redemption; Defeasance

            The Notes are not subject to redemption before Maturity, and are not subject to defeasance.

Events of Default and Acceleration

            If an Event of Default with respect to the Notes has occurred and is continuing, then the amount payable to the beneficial owner hereof, upon any acceleration permitted by the Notes will be equal to the Cash Settlement Value as though the date of early repayment were the Maturity Date of the Notes, adjusted by an amount equal to any losses, expenses and costs to the Company of unwinding any underlying or related hedging or funding arrangements, all as determined by the Calculation Agent in its sole and absolute discretion.

General

            If so specified on the face of this Note, this Note may be redeemed by the Company on and after the date so indicated on the face hereof. If no such date is set forth on the face hereof, this Note may not be redeemed prior to Maturity. On and after such date, if any, from which this Note may be redeemed, this Note may be redeemed in whole or in part in increments of $1,000, at the option of the Company, at a redemption price equal to 100% of the principal amount to be redeemed, together with interest thereon payable to the Redemption Date, on notice given, unless otherwise specified on the face hereof, not more than 60 nor less than 30 days prior to the Redemption Date. If less than all the Outstanding Notes having such terms as specified by the Company are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee not more than 60 days prior to the Redemption Date from the Outstanding Notes having such terms as specified by the Company not previously called for redemption, by such method as the Trustee shall deem fair and appropriate. The notice of such redemption shall specify which Notes are to be redeemed. In the event of redemption of this Note, in part only, a new Note or Notes in authorized denominations for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

            If so specified on the face of this Note, this Note will be subject to repayment at the option of the Holder hereof on the Optional Repayment Date(s). Except as set forth in the next paragraph, if no Optional Repayment Date is set forth on the face hereof, this Note may not be repaid at the option of the Holder prior to Maturity. Unless otherwise specified on the face hereof, on and after the Optional Repayment Date, if any, from which this Note may be repaid at the option of the Holder, this Note shall be repayable in whole or in part in increments of $1,000 at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the Optional Repayment Date. For this Note to be repaid in whole or in part at the option of the Holder hereof, the Trustee must receive not less than 30 nor more than 60 days prior to the Optional Repayment Date (i) this Note with the form entitled "Option to Elect Repayment," which appears below, duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the Holder of this Note, the principal amount of this Note, the certificate number of this Note or a description of this Note's tenor or terms, the principal amount of this Note to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form entitled "Option to Elect Repayment," which appears below, duly completed, will be received by the Trustee no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and this Note and such form duly completed are received by the Trustee by such fifth Business Day. Exercise of the repayment option shall be irrevocable.

            If any Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

            Holders of Securities may not enforce their rights pursuant to the Indenture or the Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, Supplemental Return and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and this Note duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            Unless otherwise specified on the face hereof, the Notes are issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denomination as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to the due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice of the contrary.

            The interest rate payable with respect to this Note shall in no event be higher than the maximum rate, if any, permitted by applicable law.

            All capitalized terms used in this Note and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                      ____________________________________

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM          -            as tenants in common

TEN ENT          -            as tenants by the entireties

JT TEN           -            as joint tenants with right of survivorship and
                              not as tenants in common

UNIF GIFT MIN ACT -           ___________________  Custodian ___________________
                                     (Cust)                       (Minor)
                                      Under Uniform Gifts to Minors Act

                              ________________________________________________
                                                 (State)


Additional abbreviations may also be used though not in the above list.

                      ____________________________________


                            OPTION TO ELECT REPAYMENT

            The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion thereof specified below) pursuant to its terms on ____________, 20___ (the "Optional Repayment Date") at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

_______________________________________________________________________________

_______________________________________________________________________________
   (Please print or typewrite name and address of the undersigned.)

            For this Note to be repaid the Trustee must receive at 4 New York Plaza, New York, New York 10004, Attention: Debt Operations - 13th Floor, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 days nor less than 30 days prior to the Optional Repayment Date, this Note with this "Option to Elect Repayment" form duly completed.

            If less than the entire principal amount of this Note is to be repaid, specify the portion thereof (which shall be increments of $1,000) which the Holder elects to have repaid: $_________________; and specify the denomination or denominations (which, unless a different minimum denomination is set forth on the face hereof, shall be $25,000 or an integral multiple of $1,000 in excess of $25,000) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): $________________.

Date:_________________                     _____________________________________
                                           Note: The signature to this Option to
                                           Elect Repayment must correspond with
                                           the same as written upon the face of
                                           this Note in every particular without
                                           alteration or enlargement.

                      ____________________________________

                                   ASSIGNMENT


                       FOR VALUE RECEIVED, the undersigned
                 hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________

_____________________________________________________________________ Attorney
to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:________________________

______________________________
     (Signature Guarantee)

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:


                                       THE BEAR STEARNS COMPANIES INC.


                                       By:
                                           -------------------------------------
                                            Executive Vice President and
                                            Chief Financial Officer



ATTEST:


-------------------------
Secretary

[Corporate Seal]


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                       JPMORGAN CHASE BANK, N.A., as
                                          Trustee



                                       By:
                                           -------------------------------------
                                             Authorized Signature